Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Corp. Reports Strong Adjusted Third Quarter Earnings

MEMPHIS, Tenn., March 16, 2016 ... FedEx Corp. (NYSE: FDX) today reported adjusted earnings of $2.51 per diluted share for the third quarter ended February 29, compared to adjusted earnings of $2.03 per diluted share a year ago. Without adjustments, FedEx reported earnings of $1.84 for the third quarter compared to $2.18 per diluted share last year.

This year’s quarterly consolidated earnings have been adjusted for expenses related to certain legal matters ($0.61 per diluted share) and the pending acquisition of TNT Express ($0.06 per diluted share).

“Our strong financial performance was driven by increasing demand for our broad portfolio of FedEx business solutions which helped increase revenue and adjusted profit for the corporation,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “We sincerely appreciate the peak season efforts of our FedEx team members who delivered great service despite the challenges of stronger-than-expected shipping demand, driven by the growth in e-commerce.”

Third Quarter Results

FedEx Corp. reported the following consolidated results for the third quarter:

	Fiscal 2016		Fiscal 2015
	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)
Revenue	$12.7 billion	$12.7 billion	$11.7 billion	$11.7 billion
Operating income	$1.16 billion	$864 million	$971 million	$1.04 billion
Operating margin	9.2%	6.8%	8.3%	8.9%
Net income	$692 million	$507 million	$586 million	$628 million
Diluted EPS	$2.51	$1.84	$2.03	$2.18

Adjusted operating income rose 19% year over year primarily due to improved yield management and the continued positive impacts from profit improvement program initiatives at FedEx Express. The net impact of fuel and currency exchange rates also improved results. These benefits were partially offset by weaker operating results at FedEx Freight and FedEx Ground.

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During the quarter, the company acquired 7.3 million shares of FedEx common stock. Share repurchases benefited the quarter’s results by $0.07 per diluted share year over year.

Outlook

FedEx is tightening its adjusted earnings forecast to $10.70 to $10.90 per diluted share for fiscal 2016 before year-end mark-to-market pension accounting adjustments (“MTM adjustments”), compared to the previous forecast of $10.40 to $10.90 per diluted share. The outlook assumes moderate economic growth and excludes certain legal matters as well as any TNT-related costs or operating results. The capital spending forecast for the fiscal year is now $4.8 billion.

“We now expect our fiscal 2016 adjusted earnings to be up 20% to 22% over last year, as we continue to benefit from our execution of the profit improvement program,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “Our positive financial momentum should continue into our upcoming fiscal 2017, where we expect solid growth in earnings and cash flow.”

FedEx Express Segment

For the third quarter, the FedEx Express segment reported:

•	Revenue of $6.56 billion, down 1% from last year’s $6.66 billion

•	Operating income of $595 million, up 51% from $393 million a year ago

•	Operating margin of 9.1%, up from 5.9% the previous year

Revenue decreased slightly as lower fuel surcharges and unfavorable currency exchange rates offset improved yield management and a 2% increase in U.S. domestic volume.

Operating results improved due to yield management efforts and U.S. domestic volume growth as well as the ongoing benefits from profit improvement program initiatives, which continued to improve revenue quality and constrain expense growth. Fuel and currency exchange rate changes had a positive net impact on the quarter.

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FedEx Ground Segment

For the third quarter, the FedEx Ground segment reported:

•	Revenue of $4.41 billion, up 30% from last year’s $3.39 billion

•	Operating income of $557 million, down from $559 million a year ago

•	Operating margin of 12.6%, down from 16.5% the previous year

Revenue increased due to an 11% increase in FedEx Ground volume, improved yield management, the recording of FedEx SmartPost revenues on a gross basis versus the previous net treatment and the inclusion of GENCO results for the entire quarter versus one month in the prior year’s results.

Operating results were negatively impacted by higher costs, driven significantly by network expansion and by peak season demand that exceeded both volume and package size expectations. Increased self-insurance expense and higher purchased transportation rates also negatively impacted the quarter. The change in FedEx SmartPost revenue reporting and the inclusion of GENCO results collectively reduced the operating margin year-over-year by 1.9 percentage points.

FedEx Ground has reached agreements in principle to settle all of the 19 cases on appeal in the multidistrict independent contractor litigation. The multidistrict court had found the owner-operators in these cases to be contractors as a matter of law, and the disputes involve a contractor model which FedEx Ground has not operated since 2011. In the third quarter, we recognized a liability at Corporate for the net expected loss of $204 million for these settlements and other contractor-related proceedings. The settlements will require court approval.

FedEx Freight Segment

For the third quarter, the FedEx Freight segment reported:

•	Revenue of $1.45 billion, up 1% from last year’s $1.43 billion

•	Operating income of $56 million, down 16% from $67 million a year ago

•	Operating margin of 3.9%, down from 4.7% the previous year

Revenue increased as less-than-truckload (LTL) average daily shipments increased 7%, mostly offset by lower fuel surcharges and weight per shipment.

Operating results declined primarily due to salaries and employee benefits expense outpacing volume growth.

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Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $49 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 340,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and third quarter fiscal 2016 Statistical Book. These materials, as well as a webcast of the earnings release conference call to be held at 5:00 p.m. EDT on March 16 are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our SEC filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, our ability to execute on our profit improvement programs, legal challenges or changes related to FedEx Ground’s owner-operators, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s

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and its subsidiaries’ press releases and filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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RECONCILIATION OF FEDEX CORPORATION’S NON-GAAP FINANCIAL

MEASURES TO GAAP FINANCIAL MEASURES

The company believes that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational or non-recurring in nature. Excluding from third quarter fiscal 2016 results TNT Express-related expenses and certain legal settlement costs (net of recognized insurance recoveries), and from third quarter fiscal 2015 results the credit associated with the segment reporting change, will assist investors in understanding and allow for more accurate comparisons of the company’s core operating performance. As required by SEC rules, the table below presents a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures. The inability to predict the amount of any future year-end mark-to-market pension accounting adjustments and the amount and timing of any operating results and integration planning and acquisition-related costs with respect to TNT Express makes a reconciliation of the forecasts for adjusted earnings per diluted share for the full year impracticable.

Third Quarter Fiscal 2016

Dollars in millions, except EPS	Operating		Net Income[1]	Diluted Earnings Per Share
	Income	Margin[1]
Non-GAAP measure	$1,160	9.2%	$692	$2.51
FedEx Ground legal matters[2]	(204)	(1.6%)	(126)	(0.46)
FedEx Trade Networks legal matter[2]	(69)	(0.5%)	(43)	(0.15)
TNT Express expenses	(23)	(0.2%)	(15)	(0.06)

GAAP measure	$864	6.8%	$507	$1.84

Third Quarter Fiscal 2015

Dollars in millions, except EPS	Operating		Net Income	Diluted Earnings Per Share
	Income	Margin
Non-GAAP measure	$971	8.3%	$586	$2.03
Segment reporting change[3]	67	0.6%	42	0.15

GAAP measure	$1,038	8.9%	$628	$2.18

Notes

1	– Does not sum to total due to rounding.
2	– Net of recognized insurance recovery.
3	– Represents the credit at Corporate resulting from the change in recognizing expected return on plan assets for our defined benefit pension and post-retirement healthcare plans at the segment level associated with the adoption of mark-to-market accounting, as discussed further in our fiscal 2015 Annual Report on Form 10-K.

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FEDEX CORP. FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2016

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb. 29, 2016	Feb. 28, 2015%		Feb. 29, 2016	Feb. 28, 2015%
Revenue:
FedEx Express segment	$6,557	$6,656	(1%)	$19,736	$20,542	(4%)
FedEx Ground segment	4,408	3,393	30%	12,288	9,416	31%
FedEx Freight segment	1,447	1,428	1%	4,595	4,622	(1%)
FedEx Services segment	384	370	4%	1,177	1,138	3%
Eliminations and other	(142)	(131)	NM	(410)	(379)	NM

Total Revenue	12,654	11,716	8%	37,386	35,339	6%

Operating Expenses:
Salaries and employee benefits	4,712	4,335	9%	13,807	12,678	9%
Purchased transportation	2,623	2,165	21%	7,505	6,404	17%
Rentals and landing fees	744	686	8%	2,121	2,009	6%
Depreciation and amortization	663	652	2%	1,964	1,954	1%
Fuel	537	810	(34%)	1,864	2,982	(37%)
Maintenance and repairs	504	505	—	1,581	1,604	(1%)
Other	2,007	1,525	32%	5,399	4,520	19%

Total Operating Expenses	11,790	10,678	10%	34,241	32,151	7%

Operating Income:
FedEx Express segment	595	393	51%	1,762	1,262	40%
FedEx Ground segment	557	559	—	1,620	1,569	3%
FedEx Freight segment	56	67	(16%)	289	347	(17%)
Corporate, eliminations and other	(344)	19	NM	(526)	10	NM

Total Operating Income	864	1,038	(17%)	3,145	3,188	(1%)

Other Expense:
Interest, net	(81)	(58)	NM	(218)	(153)	NM
Other, net	(1)	5	NM	(6)	8	NM

Total Other Expense	(82)	(53)	NM	(224)	(145)	NM

Pretax Income	782	985	(21%)	2,921	3,043	(4%)

Provision for Income Taxes	275	357	(23%)	1,031	1,099	(6%)

Net Income	$507	$628	(19%)	$1,890	$1,944	(3%)

Diluted Earnings Per Share	$1.84	$2.18	(16%)	$6.71	$6.75	(1%)

Weighted Average Common and Common Equivalent Shares	275	287	(4%)	281	288	(2%)

Capital Expenditures	$1,000	$1,080	(7%)	$3,562	$2,969	20%

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Third Quarter Fiscal 2016

(In millions)

	Feb. 29, 2016
	(Unaudited)	May 31, 2015
ASSETS

Current Assets
Cash and cash equivalents	$2,841	$3,763
Receivables, less allowances	5,634	5,719
Spare parts, supplies and fuel, less allowances	476	498
Deferred income taxes	608	606
Prepaid expenses and other	678	355

Total current assets	10,237	10,941

Property and Equipment, at Cost	46,032	42,864
Less accumulated depreciation and amortization	23,480	21,989

Net property and equipment	22,552	20,875

Other Long-Term Assets
Goodwill	3,764	3,810
Other assets	1,266	1,443

Total other long-term assets	5,030	5,253

	$37,819	$37,069

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities
Current portion of long-term debt	$11	$19
Accrued salaries and employee benefits	1,451	1,436
Accounts payable	2,024	2,066
Accrued expenses	2,453	2,436

Total current liabilities	5,939	5,957

Long-Term Debt, Less Current Portion	8,477	7,249

Other Long-Term Liabilities
Deferred income taxes	2,046	1,747
Pension, postretirement healthcare and other benefit obligations	4,628	4,893
Self-insurance accruals	1,282	1,120
Deferred lease obligations	723	711
Deferred gains, principally related to aircraft transactions	161	181
Other liabilities	236	218

Total other long-term liabilities	9,076	8,870

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	2,869	2,786
Retained earnings	18,481	16,900
Accumulated other comprehensive (loss) income	(159)	172
Treasury stock, at cost	(6,896)	(4,897)

Total common stockholders’ investment	14,327	14,993

	$37,819	$37,069

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Third Quarter Fiscal 2016

(In millions)

(Unaudited)

	Three Months Ended
	Feb. 29, 2016	Feb. 28, 2015
Operating Activities:
Net income	$1,890	$1,944
Noncash charges:
Depreciation and amortization	1,964	1,954
Other, net	493	438
Changes in operating assets and liabilities, net	(551)	(863)

Net cash provided by operating activities	3,796	3,473

Investing Activities:
Capital expenditures	(3,562)	(2,969)
Business acquisitions, net of cash acquired	—	(1,429)
Asset dispositions and other, net	(17)	16

Net cash used in investing activities	(3,579)	(4,382)

Financing Activities:
Principal payments on debt	(28)	(1)
Proceeds from debt issuances	1,238	2,491
Proceeds from stock issuances	79	272
Excess tax benefit on the exercise of stock options	9	31
Dividends paid	(210)	(171)
Purchases of treasury stock	(2,133)	(1,016)
Other, net	(16)	(23)

Net cash (used in) provided by financing activities	(1,061)	1,583

Effect of exchange rate changes on cash	(78)	(104)

Net (decrease) increase in cash and cash equivalents	(922)	570

Cash and cash equivalents at beginning of period	3,763	2,908

Cash and cash equivalents at end of period	$2,841	$3,478

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2016

(Dollars in millions)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb. 29, 2016	Feb. 28, 2015%		Feb. 29, 2016	Feb. 28, 2015%
Revenues:

Package Revenue:
U.S. Overnight Box	$1,704	$1,653	3%	$5,044	$5,040	—
U.S. Overnight Envelope	408	392	4%	1,227	1,207	2%

Total U.S. Overnight	2,112	2,045	3%	6,271	6,247	—
U.S. Deferred	926	895	3%	2,568	2,524	2%

Total U.S. Package Revenue	3,038	2,940	3%	8,839	8,771	1%

International Priority	1,346	1,463	(8%)	4,243	4,742	(11%)
International Economy	546	560	(3%)	1,688	1,729	(2%)

Total International Export Package	1,892	2,023	(6%)	5,931	6,471	(8%)
International Domestic[1]	303	328	(8%)	966	1,082	(11%)

Total Package Revenue	5,233	5,291	(1%)	15,736	16,324	(4%)

Freight Revenue:

U.S.	647	580	12%	1,798	1,745	3%
International Priority	325	375	(13%)	1,029	1,182	(13%)
International Airfreight	30	45	(33%)	98	133	(26%)

Total Freight Revenue	1,002	1,000	—	2,925	3,060	(4%)

Other Revenue[2]	322	365	(12%)	1,075	1,158	(7%)

Total Express Revenue	$6,557	$6,656	(1%)	$19,736	$20,542	(4%)

Operating Expenses:
Salaries and employee benefits	2,602	2,572	1%	7,638	7,574	1%
Purchased transportation	545	614	(11%)	1,762	1,942	(9%)
Rentals and landing fees	452	436	4%	1,261	1,284	(2%)
Depreciation and amortization	342	364	(6%)	1,038	1,106	(6%)
Fuel	455	697	(35%)	1,579	2,573	(39%)
Maintenance and repairs	306	324	(6%)	981	1,060	(7%)
Intercompany charges	464	460	1%	1,371	1,360	1%
Other	796	796	—	2,344	2,381	(2%)

Total Operating Expenses	5,962	6,263	(5%)	17,974	19,280	(7%)

Operating Income	$595	$393	51%	$1,762	$1,262	40%

Operating Margin	9.1%	5.9%	3.2 pts	8.9%	6.1%	2.8 pts

1	- International Domestic revenues represent international intra-country express operations.
2	- Includes FedEx Trade Networks, FedEx SupplyChain Systems and Bongo.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Third Quarter Fiscal 2016

(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb. 29, 2016	Feb. 28, 2015%		Feb. 29, 2016	Feb. 28, 2015%
PACKAGE STATISTICS[1]

Average Daily Package Volume (000s):
U.S. Overnight Box	1,316	1,258	5%	1,271	1,243	2%
U.S. Overnight Envelope	535	516	4%	536	521	3%

Total U.S. Overnight Package	1,851	1,774	4%	1,807	1,764	2%
U.S. Deferred	1,015	1,024	(1%)	926	928	—

Total U.S. Domestic Package	2,866	2,798	2%	2,733	2,692	2%

International Priority	386	398	(3%)	393	410	(4%)
International Economy	179	175	2%	180	175	3%

Total International Export Package	565	573	(1%)	573	585	(2%)
International Domestic[2]	878	831	6%	895	854	5%

Total Average Daily Packages	4,309	4,202	3%	4,201	4,131	2%

Yield (Revenue Per Package):
U.S. Overnight Box	$20.56	$20.85	(1%)	$20.77	$21.34	(3%)
U.S. Overnight Envelope	12.11	12.07	—	11.99	12.18	(2%)

U.S. Overnight Composite	18.11	18.30	(1%)	18.17	18.64	(3%)
U.S. Deferred	14.48	13.88	4%	14.52	14.32	1%

U.S. Domestic Composite	16.83	16.68	1%	16.93	17.15	(1%)

International Priority	55.35	58.40	(5%)	56.59	60.79	(7%)
International Economy	48.36	50.60	(4%)	49.02	52.03	(6%)

Total International Export Composite	53.14	56.01	(5%)	54.21	58.17	(7%)
International Domestic[2]	5.47	6.28	(13%)	5.65	6.67	(15%)

Composite Package Yield	$19.27	$19.99	(4%)	$19.61	$20.80	(6%)

FREIGHT STATISTICS

Average Daily Freight Pounds (000s):
U.S.	8,340	8,145	2%	7,937	7,831	1%
International Priority	2,414	2,823	(14%)	2,503	2,866	(13%)
International Airfreight	622	718	(13%)	636	673	(5%)

Total Avg Daily Freight Pounds	11,376	11,686	(3%)	11,076	11,370	(3%)

Revenue Per Freight Pound:
U.S.	$1.23	$1.13	9%	$1.19	$1.17	2%
International Priority	2.14	2.11	1%	2.15	2.17	(1%)
International Airfreight	0.76	1.00	(24%)	0.81	1.04	(22%)

Composite Freight Yield	$1.40	$1.36	3%	$1.38	$1.42	(3%)

Operating Weekdays	63	63	—	191	190	1%

1	- Package and freight statistics include only the operations of FedEx Express.
2	- International Domestic revenues represent international intra-country express operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2016

(Dollars in millions)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb. 29, 2016[2]	Feb. 28, 2015%		Feb. 29, 2016[2]	Feb. 28, 2015%
FINANCIAL HIGHLIGHTS

Revenues:
FedEx Ground[1]	$4,025	$3,306	22%	$11,161	$9,329	20%
GENCO	383	87	NM	1,127	87	NM

Total Revenues	4,408	3,393	30%	12,288	9,416	31%

Operating Expenses:
Salaries and employee benefits	756	564	34%	2,105	1,497	41%
Purchased transportation[1]	1,891	1,348	40%	5,130	3,765	36%
Rentals	166	126	32%	466	349	34%
Depreciation and amortization	159	136	17%	451	381	18%
Fuel	3	3	—	8	9	(11%)
Maintenance and repairs	71	61	16%	209	174	20%
Intercompany charges	312	281	11%	910	834	9%
Other	493	315	57%	1,389	838	66%

Total Operating Expenses	3,851	2,834	36%	10,668	7,847	36%

Operating Income	$557	$559	—	$1,620	$1,569	3%

Operating Margin	12.6%	16.5%	(3.9 pts )	13.2%	16.7%	(3.5 pts )

OPERATING STATISTICS[3]

Operating Weekdays	63	63	—	191	190	1%

Average Daily Package Volume (000s)	8,339	7,496	11%	7,551	6,970	8%

Yield (Revenue Per Package)[1]	$7.65	$7.06	8%	$7.72	$7.06	9%

1	- Effective June 1, 2015, FedEx Ground began recording FedEx SmartPost service revenues on a gross basis (including postal fees). Postal fees, which previously were netted against revenue, are now charged to purchased transportation.
2	- The financial results of GENCO are included in the current year.
3	- Operating statistics include only the operations of FedEx Ground (including FedEx SmartPost). FedEx SmartPost was merged into FedEx Ground on August 31, 2015.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2016

(Dollars in millions)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb. 29, 2016	Feb. 28, 2015%		Feb. 29, 2016	Feb. 28, 2015%
FINANCIAL HIGHLIGHTS

Revenue	$1,447	$1,428	1%	$4,595	$4,622	(1%)

Operating Expenses:
Salaries and employee benefits	716	664	8%	2,168	2,006	8%
Purchased transportation	223	235	(5%)	720	792	(9%)
Rentals	33	33	—	109	96	14%
Depreciation and amortization	65	54	20%	185	170	9%
Fuel	80	109	(27%)	277	399	(31%)
Maintenance and repairs	48	49	(2%)	154	148	4%
Intercompany charges	112	108	4%	337	329	2%
Other	114	109	5%	356	335	6%

Total Operating Expenses	1,391	1,361	2%	4,306	4,275	1%

Operating Income	$56	$67	(16%)	$289	$347	(17%)

Operating Margin	3.9%	4.7%	(0.8 pts )	6.3%	7.5%	(1.2 pts )

OPERATING STATISTICS

LTL Operating Weekdays	62	62	—	189	188	1%

Average Daily LTL Shipments (000s)
Priority	64.7	62.0	4%	66.7	67.1	(1%)
Economy	30.0	26.8	12%	30.7	28.4	8%

Total Average Daily LTL Shipments	94.7	88.8	7%	97.4	95.5	2%

Weight Per LTL Shipment (lbs)
Priority	1,189	1,287	(8%)	1,189	1,262	(6%)
Economy	1,152	1,007	14%	1,154	1,010	14%

Composite Weight Per LTL Shipment	1,177	1,203	(2%)	1,178	1,187	(1%)

LTL Revenue/Shipment
Priority	$218.15	$231.92	(6%)	$220.03	$229.43	(4%)
Economy	258.35	265.66	(3%)	263.84	265.51	(1%)

Composite LTL Revenue/Shipment	$231.61	$242.52	(4%)	$234.07	$240.30	(3%)

LTL Yield (Revenue/CWT)
Priority	$18.35	$18.02	2%	$18.51	$18.18	2%
Economy	22.42	26.38	(15%)	22.86	26.29	(13%)

Composite LTL Yield	$19.67	$20.17	(2%)	$19.87	$20.24	(2%)